Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2014, included in Endeavour International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Danny D. Simmons

Danny D. Simmons, P.E.

President and Chief Operating Officer

Houston, Texas

June 6, 2014